UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		October 1, 2015
MARILYNJEAN INTERACTIVE INC.
(Exact name of registrant as specified in its charter)
Nevada	000-54870	41-2281199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2360 Corporate Circle, Suite 400, Henderson NV		89074-7722
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	702-290-8649
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items

As previously disclosed, on July 11, 2012, the Company issued 42,385,500 units at $0.01/unit, each unit consisting of one common share and one fourth of one common share warrant exercisable at $0.50 and one half of a common share warrant with an exercise price of $1.00.  All warrants associated with these units have since expired and none were exercised before expiration.

On October 1, 2015 we have cancelled and returned to treasury 21,183,000 Common Shares, pursuant to Return to Treasury Agreements entered into with certain shareholders. The shareholders voluntarily agreed to cancel the shares and return them to treasury for consideration of promissory notes totaling $155,915.  The notes are due and payable upon completion of a financing by our company in excess of $375,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARILYNJEAN INTERACTIVE INC.
/s/ Peter Janosi

Peter Janosi President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director
Date: October 1, 2015